Exhibit 99.3

Excerpts from Reserve and Economic Evaluation
Oil and Gas Properties
ADEK Block
Republic of Kazakhstan
January 1, 2011
(December 31, 2010)
Prepared for MIE Holding Corporation
by Chapman Petroleum Engineering Ltd.

The following table summarizes the Target Company’s gross and net developed and undeveloped land by block as of December 31, 2010:

As at December 31, 2010
	Developed		Undeveloped		Total
	Gross	Net	Gross	Gross	Net	Gross
	(in Acres)
ADE Block	970	970	46,785	46,785	47,755	47,755
Southeast Block	750	750	65,165	65,165	65,915	65,915

BMB Munai, Inc.
Summary of Oil and Gas Reserves
January 1, 2011
(as of December 31, 2010)
Forecast Prices and Costs
	Company Reserves
	Light and Medium Oil		Heavy Oil		Natural Gas [1]		Natural Gas Liquids
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Reserves Category	MSTB	MSTB	MSTB	MSTB	MMscf	MMscf	Mbbl	Mbbl
PROVED
Developed Producing	8,030	8,030	0	0	6,322	6,322	0	0
Developed Non-Producing	12,919	12,919	0	0	16,526	16,526	0	0
Undeveloped	2,590	2,590	0	0	3,994	3,994	0	0
TOTAL PROVED	23,539	23,539	0	0	26,842	26,842	0	0
PROBABLE	61,451	61,451	0	0	36,821	36,821	0	0
TOTAL PROVED PLUS PROBABLE	84,990	84,990	0	0	63,663	63,663	0	0
POSSIBLE	29,714	29,714	0	0	34,155	34,155	0	0
TOTAL PROVED PLUS PROBABLE PLUS POSSIBLE	114,704	114,704	0	0	97,818	97,818	0	0

Reference: Item 2.1 (1) Form 51-101F1

Columns may not add precisely due to accumulative rounding of values throughout the report.
Notes:	[1]	Includes associated, non-associated and solution gas where applicable.

BMB Munai, Inc.
Summary of Net Present Values
January 1, 2011
(as of December 31, 2010)
Forecast Prices and Costs

Before Income Tax
	Net Present Values of Future Net Revenue
	Discounted at
	0%/yr.	5%/yr.	10%/yr.	15%/yr.	20%/yr.
Reserves Category	M$	M$	M$	M$	M$

PROVED
Developed Producing	386,500	271,250	210,125	172,886	147,851
Developed Non-Producing	624,071	414,395	303,747	237,412	193,736
Undeveloped	96,314	70,553	52,863	40,370	31,331
TOTAL PROVED	1,106,885	756,198	566,735	450,668	372,918
PROBABLE	2,675,462	1,282,065	745,750	486,584	341,172
TOTAL PROVED PLUS PROBABLE	3,782,347	2,038,263	1,312,485	937,252	714,090